SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 20, 2016, Walgreens Boots Alliance, Inc. and Rite Aid Corporation issued a joint press release announcing that they have entered into an agreement to sell 865 Rite Aid stores and certain assets related to store operations to Fred’s, Inc. for $950 million in an all-cash transaction. The transaction is subject to Federal Trade Commission (FTC) approval, the approval and completion of the pending acquisition of Rite Aid by Walgreens Boots Alliance pursuant to the previously announced Agreement and Plan of Merger, dated as of October 27, 2015, by and among Walgreens Boots Alliance, Victoria Merger Sub, Inc. and Rite Aid, and other customary closing conditions. If the FTC requires divestiture of more than the 865 Rite Aid stores currently contemplated by the purchase agreement and Walgreens Boots Alliance agrees to sell such stores, the purchase agreement requires Fred’s to purchase such additional stores.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The first paragraph in Item 7.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release dated December 20, 2016

Cautionary Note Regarding Forward Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These forward-looking statements are based upon current plans, estimates and expectations, are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the possibility that the transactions may not close, including because one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals; the risk that there may be a material adverse change of Rite Aid or the acquired stores, or the business of Rite Aid or the acquired stores may suffer as a result of uncertainty surrounding the transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions, including the possibility that the expected synergies from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; risks associated with the financing of the proposed transactions; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; other business effects, including the effects of industry, market, economic, political or regulatory conditions or changes in federal or state laws or regulations; future exchange or interest rates or credit ratings; changes in tax laws, regulations, rates and policies; competitive developments; and risks and uncertainties discussed in the reports that Walgreens Boots Alliance and Rite Aid have filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Walgreens Boots Alliance and Rite Aid expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. A further list and description of risks and uncertainties can be found in Walgreens Boots Alliance’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and its subsequent filings and in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016 and its subsequent filings. There can be no assurance that the transactions will be completed, or if they are completed, that they will close within the anticipated time period. This report does not constitute an offer of any securities for sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: December 20, 2016	By:	/s/ Collin G. Smyser
	Title:	Vice President, Corporate Secretary